Exhibit 99.1

Synthesis Energy Systems, TSEC and Dengfeng Power Group Sign Framework Agreement
for Cleaner Coal Distributed Power in China

Parties Initiate Study for 160MW scale distributed power plant combining SES’ XL3000 Gasification System with GE’s Advanced Aero-Derivative Gas Turbine Technology

HOUSTON, December 18, 2014 – Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX) today announced that it has entered into an agreement, together with Jiangsu Tianwo-SES Clean Energy Technologies Ltd. (TSEC), its China joint venture with Suzhuo Tianwo Science and Technology Co. Ltd. (formerly known as Zhangjiagang Chemical Machinery Co., Ltd.; Shenzhen listing code: 002564), with Dengfeng Power Group Co., Ltd. (DFPG) for a distributed power generation program initially in Henan Province, China. The first phase of the program will be a pre-feasibility study for the first of several planned 160 MW distributed power plants designed to utilize two state-of-the-art SES XL3000 advanced fluidized bed gasification systems; gasification equipment provided by TSEC, and four GE model LM2500+G4 aero-derivative gas turbines and related power generation equipment. Upon the completion and successful results of the feasibility studies, and requisite government approvals, the first cleaner distributed power plant is expected to be built in Dengfeng. It is intended to serve as a model for additional cleaner coal distributed power generation projects in Dengfeng (up to 600 MW total), as well as elsewhere in Henan Province and in other regions of China. DFPG, an industrial conglomerate specializing in thermal power generation whose products include aluminum, other non-ferrous metals and cement, and who operates power generation plants and coal mines in Henan Province, is funding the program and will serve as the owner and operator of the first project.

“We are pleased to align with Dengfeng Power Group and its forward-looking Chairman, Liu Yingzhong, to lead the way to bring cleaner coal distributed power to China with the advanced capabilities of SES’s technology, and to aid the Chinese government in achieving its cleaner energy development goals, all of which is consistent with our ‘Growth With Blue Skies’ initiative,” said Robert Rigdon, SES President and CEO. “We will be moving forward immediately to complete the initial feasibility studies for what we believe may be the first of several distributed power plants. Also, we intend to work with our joint marketing partner, GE, for this China application to combine the SES technology with the LM2500+G4 aero-derivative gas turbines in combined cycle mode, which we expect will be similar to our K-Electric, Pakistan project currently in development.”

“SES Gasification Technology is advantaged because of its efficient capability to produce synthesis gas from locally sourced, low-cost lower quality coals. When combined with GE’s advanced turbines, this can provide us with an economic and cleaner means to expand our power production capability using cleaner coal IGCC power versus older coal burning technologies,” said Liu Yingzhong, DFPG Chairman. “We are hopeful for a successful first project, which we can use as a showcase and then replicate many times here in Henan and in other parts of China.”

SES’s XL3000 robust design is capable of delivering greater economics by transforming virtually all global coal resources, including China’s, India’s and other Asian regions’ vast indigenous supply of low-cost lignite, or brown coal, into valuable synthesis gas. The XL3000 gasification system is targeted to provide broad-ranging syngas delivery capability with efficiency and economy in performance to meet the needs of the wide range of the world's syngas projects. XL3000 features approximately 250% higher syngas capacity than previous SES designs with delivery pressures up to 55 bar pressure, driving lower specific capital costs per unit.

Advanced SES Gasification Technology produces clean syngas fuel that is well suited for GE's fuel-flexible, efficient LM2500+G4 aeroderivative gas turbines. GE's LM2500+G4 converts the synthesis gas into electricity, producing more reliable and cost-efficient power for smaller- to medium-scale projects. In April 2013, SES and GE combined forces to jointly market and seek initial customers for their gasification and aeroderivative gas turbine technologies for the distributed power market. Together, with regional collaborators, ISTROENERGO GROUP (IEG) and TUTEN, SES and GE are advancing the feasibility, engineering and financial evaluation of a similar turnkey 160 MW power plant offering for K-Electric, a large electric utility, in Karachi, Pakistan.

SES’s clean energy technology and Growth With Blue Skies global initiative is increasingly sought after in China, and around the world. Power is one of several global vertical markets for SES’s advanced technology which economically and cleanly converts virtually all grades of coal (including low rank, high ash and high moisture coals), biomass and industrial wastes into clean high-value energy end products, including distributed power, transportation fuels, industrial fuels, substitute natural gas (SNG), industrial chemicals, fertilizers and direct reduced iron (DRI) for steel making. Earlier this month, Aluminum Corporation of China (CHALCO) (NYSE: ACH; HKEx: 2600; SSE: 601600), China’s largest alumina and primary aluminum producer, awarded SES’s China TSEC joint venture partner an order for three industrial syngas supply plants, which will utilize seven SES gasification systems.

“We are pleased to add the Dengfeng Power Group projects to our China project pipeline. We believe the power vertical market can deliver significant growth in China and other industrializing regions around the world, where the generation of reliable, economic and cleaner electricity is a significant need for both residential and industrial users,” said Rigdon.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal, biomass and wastes through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

About Jiangsu Tianwo-SES Clean Energy Technologies Ltd.

Jiangsu Tianwo-SES Clean Energy Technologies Ltd. (TSEC) is a joint venture between Synthesis Energy System’s wholly owned subsidiary, SES Asia Technologies, Ltd. and Suzhuo Tianwo Science and Technology Co. Ltd., formerly known as Zhangjiagang Chemical Machinery Co., Ltd., on December 11, 2014. The joint venture was formed in 2014 to bring clean energy technologies and turnkey SES gasification systems to China and select Asian markets, combining SES’s advanced proprietary gasification technology with the market reach of one of China’s leading coal-chemical equipment manufacturers. The joint venture's target markets also include Indonesia, Malaysia, Mongolia, the Philippines, and Vietnam. SES owns 35%, and Suzhou Tianwo Technology owns 65%, of TSEC.

About Dengfeng Power Group Co., Ltd.

Dengfeng Power Group Co., Ltd. (DFPG), established in 1976 and also called Dengdian in Chinese short form, is a state-owned enterprise located in Henan Province, China, and is ranked among China’s Fortune 500 Companies with total assets of 19.4 billion RMB and annual revenue of 21 billion RMB as of 2013. DFPG integrates coal production, aluminum manufacturing, power generation, and waste fly ash for cement production. With over 10,000 employees, DFPG manufactures 400,000 tons per year of alumina, 200,000 tons per year of aluminum and aluminum alloys, 110,000 tons per year aluminum fabrication, 3 million tons per year of cement plus coal production of 1.83 million tons per year. DFPG also has installed power generation capacity of over 600 MW, plus additional power generation capacity in joint ventures in China.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Suzhuo Tianwo Science and Technology Co. Ltd. joint venture in the joint venture territory; our ability to develop the SES power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

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